                                                                                            Exhibit 11

                              Harte-Hanks Communications, Inc. and Subsidiaries
                                       Earnings Per Share Computations
                                    (in thousands, except per share data)

                                                   PRIMARY
                                                                Three Months Ended September 30,
                                                                    1994               1993
Income before extraordinary item..........                         $ 6,249           $  2,167
Extraordinary item........................                            --               (3,850)
Net income (loss).........................                         $ 6,249           $ (1,683)

Shares used in net earnings per
  share computations......................                          19,046             12,312

Per share:
Income before extraordinary item..........                         $   .33           $    .17
Extraordinary item........................                            --                 (.31)
Net income (loss).........................                         $   .33           $   (.14)

      Computation of Shares Used In Net Earnings Per Share Computations
                                                                Three Months Ended September 30,
                                                                    1994               1993
Average outstanding common shares.........                          18,245             11,879
Average common equivalent shares --
  dilutive effect of option shares........                             801               --
Dilutive effect of options issued in
  the preceding twelve months prior
  to the initial public offering..........                            --                  433
Shares used in net earnings
  per share computations..................                          19,046             12,312

                                                FULLY DILUTED
                                                                Three Months Ended September 30,
                                                                    1994               1993
Income before extraordinary item..........                         $ 6,249           $  2,167
Extraordinary item........................                            --               (3,850)
Net income (loss).........................                         $ 6,249           $ (1,683)

Adjusted net income (loss)
  for interest on convertible note........                         $ 6,437           $ (1,683)

Shares used in net earnings
  per share computations..................                          20,482             12,312

Per share:
Income before extraordinary item..........                         $   .31           $    .17
Extraordinary item........................                            --                 (.31)
Net income (loss).........................                         $   .31           $   (.14)

      Computation of Shares Used In Net Earnings Per Share Computations
                                                                Three Months Ended September 30,
                                                                    1994               1993
Average outstanding common shares.........                          18,245             11,879
Average common equivalent shares --
  dilutive effect of option shares........                             808               --
Dilutive effect of convertible note.......                           1,429               --
Dilutive effect of options issued
  in the preceding twelve months prior
  to the initial public offering..........                            --                  433
Shares used in net earnings
  per share computations..................                          20,482             12,312

                                                                          Exhibit 11


                              Harte-Hanks Communications, Inc. and Subsidiaries
                                       Earnings Per Share Computations
                                    (in thousands, except per share data)

                                                   PRIMARY
                                                                 Nine Months Ended September 30,
                                                                    1994               1993
Income (loss) before extraordinary item...                         $15,455           $(52,122)
Extraordinary item........................                            --               (3,850)
Net income (loss).........................                         $15,455           $(55,972)

Shares used in net earnings per
  share computations......................                          19,043             12,009

Per share:
Income (loss) before extraordinary item...                         $   .81           $  (4.34)
Extraordinary item........................                            --                 (.32)
Net income (loss).........................                         $   .81           $  (4.66)

      Computation of Shares Used In Net Earnings Per Share Computations
                                                                 Nine Months Ended September 30,
                                                                    1994               1993
Average outstanding common shares.........                          18,190             11,879
Average common equivalent shares --
  dilutive effect of option shares........                             853               --
Dilutive effect of options issued in
  the preceding twelve months prior
  to the initial public offering..........                            --                  130
Shares used in net earnings
  per share computations..................                          19,043             12,009

                                                FULLY DILUTED
                                                                 Nine Months Ended September 30,
                                                                    1994               1993
Income (loss) before extraordinary item...                         $15,455           $(52,122)
Extraordinary item........................                            --               (3,850)
Net income (loss).........................                         $15,455           $(55,972)

Adjusted net income (loss)
  for interest on convertible note........                         $16,019           $(55,972)

Shares used in net earnings
  per share computations..................                          20,483             12,009

Per share:
Income (loss) before extraordinary item...                         $   .78           $  (4.34)
Extraordinary item........................                            --                 (.32)
Net income (loss).........................                         $   .78           $  (4.66)

      Computation of Shares Used In Net Earnings Per Share Computations
                                                                 Nine Months Ended September 30,
                                                                    1994               1993
Average outstanding common shares.........                          18,190             11,879
Average common equivalent shares --
  dilutive effect of option shares........                             864               --
Dilutive effect of convertible note.......                           1,429               --
Dilutive effect of options issued
  in the preceding twelve months prior
  to the initial public offering..........                            --                  130
Shares used in net earnings
  per share computations..................                          20,483             12,009